                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                       CHICAGO BRIDGE & IRON COMPANY N.V.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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


                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                POLARISAVENUE 31
                       2132 JH HOOFDDORP, THE NETHERLANDS

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2002

To the Shareholders of:

                       CHICAGO BRIDGE & IRON COMPANY N.V.

     You are hereby notified that the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. will be held at The Grand Hotel, Oudezijds Voorburgwal 197, 1012 EX Amsterdam, The Netherlands, at 10:00 A.M., local time, on Friday, May 10, 2002, for the following purposes:

     1. To reappoint J. Charles Jennett, Gary L. Neale, William H. White and Marsha C. Williams as members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2005, and to appoint Anthony P. Banham as a member of the Supervisory Board to serve until the Annual General Meeting of 2004, and until their successors shall have been duly appointed;

     2. To authorize the preparation of the annual accounts and the annual report in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the fiscal year ended December 31, 2001;

     3. To discharge the members of the Management Board and the Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2001;

     4. To approve the distribution from profits for the year ended December 31, 2001 in the amount of US$0.24 per share previously paid as interim distributions;

     5. To approve the extension of the authority of the Management Board to repurchase up to 30% of the issued share capital of the Company until November 10, 2003;

     6. To cancel shares to be acquired by the Company in its own share capital;


     7. To amend the Articles of Association to reflect changes in Dutch law and the Company's delisting from Euronext Amsterdam N.V. and to increase the number of authorized shares;



     8. To approve the extension of the authority of the Supervisory Board to issue and/or grant rights on (including options to subscribe) shares of the Company until May 10, 2007;


     9. To approve the extension of the authority of the Supervisory Board to limit or exclude the preemptive rights of the shareholders of the Company until May 10, 2007; and

   10. To leave to the Supervisory Board the authority to appoint the Company's independent public accountants.

     This notification is subject to the convocation for the meeting and the meeting's official agenda as they will appear or be available under Dutch law.

     Copies of the Dutch Statutory Annual Accounts, the annual report of the Management Board, the list of nominees for the Supervisory Board and the verbatim text of the proposed amendment to the Articles of Association (in Dutch and in English) can be obtained free of charge by shareholders and other persons entitled to attend general meetings of shareholders of the Company at the offices of the Company at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands; at Kas Bank N.V., Spuistraat 172, 1012 VT Amsterdam, The Netherlands; and at the Bank of New York, 620 Avenue of the Americas, New York, New York 10011 from the date hereof until the close of the Annual Meeting.


     Holders of registered shares of record at the close of business on April 2, 2002, and holders of bearer shares who deposit their shares prior to May 3, 2002, are entitled to receive notice of and to vote at the Annual Meeting. Shareholders must give notice to the Management Board of their intention to attend the Annual

Meeting in writing prior to May 3, 2002. The stock transfer books will not be closed. Admittance of shareholders and acceptance of written voting proxies shall be under Dutch law.

     REGISTERED SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          Robert H. Wolfe
                                          Secretary


April 9, 2002

                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                PROXY STATEMENT

     This proxy statement, which is first being mailed to holders of registered shares on or about April 9, 2002, is furnished in connection with the solicitation of proxies on behalf of the Supervisory Board of Chicago Bridge & Iron Company N.V. ("we", "CB&I" or the "Company"), who ask you to complete, sign, date and mail the enclosed proxy for use at the Annual General Meeting of Shareholders to be held May 10, 2002, 10:00 A.M. local time (the "Annual Meeting"), for the purposes set forth in the foregoing notice.

     Each share entitles the holder thereof to one vote on each matter submitted to a vote at the meeting. All shares represented by proxies duly executed and received by us within the time indicated on the enclosed proxy (the "Voter Deadline"), will be voted at the meeting in accordance with the terms of the proxies. If no choice is indicated on the proxy, the proxyholders will vote for Messrs. Jennett, Neale, Banham and White and Ms. Williams for Supervisory Directors and for all proposals described in this Proxy Statement.

     A shareholder may revoke a proxy by submitting a document revoking it or by submitting a duly executed proxy bearing a later date prior to the Voter Deadline, or by attending the meeting and voting in person, with regard to which attending in person the requirements below apply.


     Only holders of record of the 21,054,371 registered shares of our share capital, par value Euro 0.01 (the "Registered Shares"), issued at the close of business on April 2, 2002, and the holders of the bearer shares (the "Bearer Shares") who deposit their shares prior to May 3, 2002 (the Registered Shares and the Bearer Shares together, the "Common Stock" or "shares") are entitled to notice of and to vote at the meeting. Shareholders must give notice in writing to the Management Board of their intention to attend the Annual Meeting prior to May 3, 2002.


     Although there is no quorum requirement under Dutch law, abstentions, directions to withhold authority to vote for a Supervisory Director nominee or to withhold authority to vote for all Supervisory Director nominees and "broker non-votes" (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such named entity does not possess or choose to exercise its discretionary authority with respect thereto) will be considered present at the meeting but will not be counted to determine the total number of votes cast.

     We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or telefax, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares.

     This proxy statement is subject to the convocation for the Annual Meeting and the Annual Meeting's official agenda as they will appear or be available under Dutch law. Admittance of shareholders and acceptance of written voting proxies shall be under Dutch law.

                                     ITEM 1

                            APPOINTMENT OF DIRECTORS

     The general affairs and business of the Company and the Management Board are supervised by the Board of Supervisory Directors (the "Supervisory Board"), the members of which are appointed by the general meeting of shareholders. Our Articles of Association (the "Articles of Association") provide for at least six and no more than twelve Supervisory Directors to serve on the Supervisory Board. The Supervisory Board has determined to reduce its size from 12 members to 11 members effective at the time of the Annual Meeting. Under the law of The Netherlands, a Supervisory Director cannot be a member of the Management Board of the Company. The general meeting of shareholders appointed Chicago Bridge & Iron Company B.V. as the sole member of the Management Board.


     Members of the Supervisory Board are appointed to serve three-year terms, with approximately one-third of such members' terms expiring each year. Members of the Supervisory Board must retire no later than at the general meeting of shareholders held after a period of three years following their appointment, but may be re-elected. A member of the Supervisory Board must resign effective the date of the annual general meeting of shareholders in the year in which the director attains the age of 72. J. Dennis Bonney, who attains the age of 72 this year, will resign effective the time of the Annual Meeting, and the size of the Supervisory Board will be reduced to eleven. Pursuant to the Articles of Association, members of the Supervisory Board may be suspended or dismissed by the general meeting of shareholders. The Supervisory Board may make a proposal to the general meeting of shareholders for the suspension or dismissal of one or more of its members. If such proposal is made by the Supervisory Board, a simple majority vote of the shareholders is required to effect a suspension or dismissal. If no such proposal is made, the general meeting of shareholders by vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company (a "Two-thirds Majority of Quorum") is required to effect a suspension or dismissal. The members of the Supervisory Board may receive such compensation as may be determined by the general meeting.


     As permitted under Dutch law and the Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. A nomination by the Supervisory Board is binding on the shareholders unless overridden by a Two-thirds Majority of Quorum.


     Five Supervisory Directors are to be appointed. Four will serve until the Annual Meeting in 2005 and one, who will serve until the Annual Meeting in 2004, will replace William P. Macaulay who is resigning effective the time of the Annual Meeting. For the first position to expire in 2005, the Supervisory Board has proposed the election of J. Charles Jennett or Timothy J. Moran. For the second position to expire in 2005, the Supervisory Board has proposed the election of Gary L. Neale or Samuel C. Leventry. For the third position to expire in 2005, the Supervisory Board has proposed the election of Marsha C. Williams or David P. Bordages. For the fourth position to expire in 2005, the Supervisory Board, pursuant to the WEDGE Shareholder Agreement (as hereinafter defined), has proposed the election of William H. White or James M. Tidwell. For the position to expire in 2004, the Supervisory Board, pursuant to the First Reserve Shareholder Agreement (as hereinafter defined), has proposed the election of Anthony P. Banham or Thomas R. Denison. Messrs. Jennett, Neale and White and Ms. Williams are presently members of the Supervisory Board.


     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF MESSRS. JENNETT, NEALE, BANHAM AND WHITE AND MS. WILLIAMS.

     Certain information with respect to the nominees for Supervisory Director and the six Supervisory Directors whose terms do not expire this year is as follows:

THE FOLLOWING NOMINATIONS ARE MADE FOR THREE-YEAR TERMS EXPIRING IN 2005:

FIRST POSITION

  FIRST NOMINEE

     J. CHARLES JENNETT, 61, has served as a Supervisory Director of the Company since April, 1997. Since 2001, he has served as President Emeritus of Texas A&M International University and was President from 1996 to 2001. He was Provost and Vice President of Academic Affairs at Clemson University from 1992 through 1996. Dr. Jennett is a member of the Supervisory Board's Nominating Committee and Corporate Governance Committee.

  SECOND NOMINEE

     TIMOTHY J. MORAN, 46, has served as Vice President and Treasurer of Chicago Bridge & Iron Company since August, 2000. Prior to that, Mr. Moran was Vice President-Area Director of Finance, Eastern Hemisphere from July, 1997 to July, 2000 and Area Director-Finance-Eastern Hemisphere from August, 1995 to June, 1997. Mr. Moran has been employed by Chicago Bridge & Iron Company in various finance and accounting positions for more than 20 years.

SECOND POSITION

  FIRST NOMINEE

     GARY L. NEALE, 62, has served as a Supervisory Director of the Company since April, 1997. He is currently President, CEO and Chairman of the Board of NiSource, Inc., whose primary business is the distribution of electricity and gas through utility companies. Mr. Neale has served as a director of NiSource, Inc. since 1991, a director of Northern Indiana Public Service Company since 1989, and a director of Modine Manufacturing Company (heat transfer products) since 1977. Mr. Neale is Chairman of the Supervisory Board's Corporate Governance Committee and a member of the Organization and Compensation Committee.

  SECOND NOMINEE

     SAMUEL C. LEVENTRY, 52, has served as Vice President-Technology Services of Chicago Bridge & Iron Company since January, 2001. Prior to that, he was Vice President-Engineering from April, 1997 to January, 2001, Product Manager-Pressure Vessels and Spheres from April, 1995 to April, 1997 and Product Engineering Manager-Special Plate Structures for Chicago Bridge & Iron Company. Mr. Leventry has been employed by Chicago Bridge & Iron Company for over 31 years in various engineering positions.

THIRD POSITION

  FIRST NOMINEE

     MARSHA C. WILLIAMS, 50, has served as a Supervisory Director of the Company since April, 1997. Since May, 1998, she has served as Chief Administrative Officer of Crate & Barrel, a specialty retail company. Prior to that, she served as Vice President and Treasurer of Amoco Corporation from December, 1997 to May, 1998, and Treasurer from 1993 to 1997. Ms. Williams is a director of Selected Funds, Davis Funds and Modine Manufacturing Company (heat transfer products). Ms. Williams is a member of the Supervisory Board's Audit Committee and Corporate Governance Committee.

  SECOND NOMINEE

     DAVID P. BORDAGES, 51, has served as Vice President-Human Resources and Administration of Chicago Bridge & Iron Company since February 25, 2002. Mr. Bordages was Vice President-Human Resources of the Fluor Corporation from April, 1989 through February, 2002.

FOURTH POSITION

  FIRST NOMINEE


     WILLIAM H. WHITE, 47, has served as a Supervisory Director of the Company since January, 2001. He has been the President and Chief Executive Officer of WEDGE Group Incorporated since April, 1997. WEDGE is a diversified firm with subsidiaries in engineering and construction, hotel, oil and gas, and real estate businesses. Mr. White served as Deputy Secretary and Chief Operating Officer of the Department of Energy from 1993 to 1995. Prior to his service at the Department of Energy, Mr. White practiced law and served on the management committee of the law firm of Susman Godfrey L.L.P. and taught law at the University of Texas at Austin. Mr. White is a director of Pioneer Drilling Company (AMEX), a contract drilling company; and TGC Industries, Inc. (NASDAQ), a geophysical contracting firm. He serves on the Board of North American Electric Reliability. He is a member of the Supervisory Board's Organization and Compensation Committee and Corporate Governance Committee.


  SECOND NOMINEE

     JAMES M. TIDWELL, 56, currently serves as Vice President and Chief Financial Officer of WEDGE Group Incorporated, a position which he has held since January, 2000. Prior to joining WEDGE, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company since June, 1999. From August, 1996 to June, 1999, he was Executive Vice President and Chief Financial Officer of Daniel Industries Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. For over five years prior to joining Daniel Industries, Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a worldwide leader in engineering, manufacturing and marketing premium tubular connections and pressure control devices for oil and gas drilling and production.


THE FOLLOWING NOMINATIONS ARE MADE FOR A TWO-YEAR TERM EXPIRING IN 2004:


  FIRST NOMINEE


     ANTHONY P. BANHAM, 58, is Vice Chairman of Simmons & Company International, an investment banking firm located in Houston, Texas which focuses on the oil service and equipment industry. Mr. Banham has been with Simmons and Company since 1976. Prior to joining Simmons & Company, he spent nine years working for Hawker Siddeley Aviation Ltd. in a variety of management capacities. He is past President of the British American Business Association in Houston, a member of the Awty International School Board of Trustees, and a member of the Board of Trustees of the Houston Museum of Natural Science.


  SECOND NOMINEE


     THOMAS R. DENISON, 41, is a Managing Director and General Counsel of First Reserve Corporation where he has served since January, 1998. He was a partner in the international law firm of Gibson, Dunn & Crutcher LLP from January 1995 to December, 1997. Mr. Denison received a B.S. degree in Business Administration from the University of Denver and a J.D. from the University of Virginia. He currently serves on the Board of Directors of T3 Energy Services, Inc., a Houston based manufacturing company.


SUPERVISORY DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2003:

     GERALD M. GLENN, 59, has served as Chairman of the Supervisory Board of the Company since April, 1997. He has been President and Chief Executive Officer of Chicago Bridge & Iron Company since May, 1996 and has been a Managing Director of Chicago Bridge & Iron Company B.V. since March, 1997. Since April, 1994, Mr. Glenn has been a principal in the Glenn Group LLC. From November, 1986 to April, 1994, he served as Group President-Fluor Daniel, Inc. Mr. Glenn is a member of the Supervisory Board's Nominating Committee.

     BEN A. GUILL, 51, has served as a Supervisory Director of the Company since January, 2001. He is the President of First Reserve Corporation where he has served since September, 1998. Prior to joining First

Reserve Corporation, Mr. Guill was a Partner and Managing Director of Simmons & Company International, an investment banking firm located in Houston, Texas which focuses on the oil service and equipment industry. Mr. Guill had been with Simmons & Company since 1980. He is member of the board of directors of National-Oilwell, Inc., Superior Energy Services, Inc., Destiny Resources Services Corp., James River Coal, Transmoutaigne Inc., T3 Energy Services Inc. and Dresser, Inc. Mr. Guill received his Bachelor of Arts Degree from Princeton University and his Masters Degree in Finance from the Wharton Graduate School of Business at the University of Pennsylvania. He is a member of the Supervisory Board's Audit Committee and Corporate Governance Committee.

     VINCENT L. KONTNY, 64, has served as a Supervisory Director of the Company since April, 1997. He has served since April, 2000 as Chief Operating Officer of Washington Group International, which filed a petition under Chapter 11 of the U.S. Bankruptcy Code on May 14, 2001. Since 1992 he has been the owner and CEO of the Double Shoe Cattle Company. Mr. Kontny was President and Chief Operating Officer of Fluor Corporation from 1990 until September, 1994. Mr. Kontny is Chairman of the Supervisory Board's Organization and Compensation Committee and is a member of the Audit Committee and Corporate Governance Committee.

SUPERVISORY DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2004:

     JERRY H. BALLENGEE, 64, has served as a Supervisory Director of the Company since April, 1997. Since October, 2001 he has served as Chairman of the Board of Morris Material Handling Company (MMH). Mr. Ballengee served as President and Chief Operating Officer of Union Camp Corporation from July, 1994 to May, 1999 and served in various other executive capacities and as a member of the Board of Directors of Union Camp Corporation from 1988 until 1999 when the company was acquired by International Paper Company. He is Chairman of the Supervisory Board's Nominating Committee and a member of the Corporate Governance Committee.

     L. DONALD SIMPSON, 66, has served as a Supervisory Director of the Company since April, 1997. From December, 1996 to December, 1999, Mr. Simpson served as Executive Vice President of Great Lakes Chemical Corporation. Prior thereto, beginning in 1992, he served in various executive capacities at Great Lakes Chemical Corporation. He is a member of the Supervisory Board's Audit Committee and Corporate Governance Committee.

     MICHAEL D. WINFIELD, 63, has served as a Supervisory Director of the Company since January, 2001. He has been a member of the Board of Managers of UOP L.L.C., a general partnership of Honeywell International Inc. and Dow Chemical Corporation, engaged in the licensing of technologies to the oil refining and petrochemical industries since January, 2001. From February, 1992 until January, 2001 he was President and Chief Executive Officer of UOP. Mr. Winfield has served as a director of Landauer Inc. (a firm providing services related to radiation monitoring) since 1994 and Metallurg, Inc. (a firm providing specialty metals, alloys and chemicals to the steel industry) since 2001. Mr. Winfield holds a degree in Chemical Engineering from the Ohio State University, and an M.B.A. from the University of Chicago. He is a member of the Supervisory Board's Audit Committee and the Corporate Governance Committee.

                      COMMITTEES OF THE SUPERVISORY BOARD

     The Organization and Compensation Committee, which held three meetings in 2001, reviews and makes recommendations concerning compensation philosophy and guidelines for our executive and managerial group; reviews compensation and benefit programs for our employees and our subsidiaries; compares such programs and compensation against market data and makes recommendations as to modifications; reviews recommendations or actions of management concerning benefit plans, incentive plans, stock option or other stock awards, and oversees the administration of such plans; reviews compensation, awards and grants under corporate benefit plans for the Chief Executive Officer; reviews management recommendations concerning compensation for certain other officers; administers the Company's Long-Term Incentive Plans; and advises as to which key officers of the Company or its subsidiaries should be offered employment and/or termination agreements.

     The Nominating Committee, which held two meetings in 2001, establishes criteria regarding the size and composition of the Supervisory Board and its Committees; recommends criteria relating to tenure and eligibility; identifies, reviews and recommends prospective Supervisory Directors; recommends candidates for the position of Chief Executive Officer; approves the nominees for new positions on the Supervisory Board and vacancies on the Supervisory Board; and advises regarding Supervisory Board compensation. It will consider nominees for Supervisory Director recommended by shareholders. Recommendations must be submitted in writing and addressed to the Chairman of the Nominating Committee, c/o Secretary of the Company, Robert H. Wolfe, Chicago Bridge & Iron Company N.V., Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands, and set forth the name, age, business and residential address, principal occupation, number of shares owned and such other information concerning the nominee as may be requested by the Nominating Committee.

     The Corporate Governance Committee, which held one meeting in 2001, reviews and makes recommendations concerning policies and practices of management relating to corporate governance and responsibilities, and is responsible for the internal operations of the Supervisory Board.

     The Audit Committee, which held three meetings in 2001, is charged with reviewing the adequacy and effectiveness of our internal auditing, accounting and financial controls, and coordinating the annual internal audit plan with the auditing plan of the independent public accountants. The Committee receives reports from our Internal Audit Department; reviews the annual report to shareholders and the financial statements contained therein; reviews the results of the audit performed by our independent public accountants; and acts as liaison between the independent public accountants and the Supervisory Board. The Committee makes recommendations concerning the appointment of the independent public accountant of the Company, the scope of the audit to be performed and the fees to be paid. The Committee is also authorized to audit and monitor compliance by us and our subsidiaries with the laws of the various jurisdictions in which we and our subsidiaries conduct business and to report to the Supervisory Board and make recommendations with respect to any problems. The Supervisory Board has determined in accordance with the requirements of Sections 303.01(B)(2)(a) and (3) the New York Stock Exchange, Inc. listing standards, that each member of the Audit Committee is independent.

REPORT OF THE AUDIT COMMITTEE OF THE SUPERVISORY BOARD OF CHICAGO BRIDGE & IRON
                                  COMPANY N.V.

     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2001:

     The Supervisory Board of Directors has adopted for the Audit Committee a written charter.

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. The Audit Committee has also reviewed the non-audit services provided by Arthur Andersen LLP, as described below, and considered whether the provision of those services was compatible with maintaining Arthur Andersen LLP's independence.

     For 2001, the Company incurred the following fees for services rendered by Arthur Andersen LLP:

     Audit Fees: The Company incurred $768,000 in fees for audit services rendered by Arthur Andersen LLP in connection with the Company's annual and quarterly financial statements for 2001.

     Financial Information, Systems Design and Implementation Fees: The company incurred no fees for financial information, systems design and implementation services rendered by Arthur Andersen LLP during 2001.

     All Other Fees: The company incurred $1,513,000 in fees for services rendered by Arthur Andersen LLP during 2001 other than audit and financial information, systems design and implementation services.

     Based on the reviews and discussions referred to above, we recommend to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Members of the Audit Committee:

J. Dennis Bonney (Chairman)
Ben A. Guill
Vincent L. Kontny
L. Donald Simpson
Marsha C. Williams
Michael D. Winfield

INFORMATION REGARDING MEETINGS

     The Supervisory Board held four meetings in 2001 and a special committee of the Supervisory Board held one meeting. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of the committees of which he or she was a member.

                       COMMON STOCK OWNERSHIP BY CERTAIN
                             PERSONS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person (other than management of the Company) known to the Company to be the beneficial owner of more than 5% of the Company's issued shares.


NAME AND ADDRESS                                              AMOUNT AND NATURE OF    PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP    OF CLASS
-------------------                                           --------------------    --------
First Reserve Fund VIII, L.P.(1)............................       6,810,895            32.4%
c/o First Reserve Corporation
475 Steamboat Road
Greenwich, CT 06830
WEDGE Group Incorporated(2).................................       3,852,764            18.3%
WEDGE International Tower
1415 Louisiana Street
Houston, TX 77002
Wellington Management Company(3)............................       1,112,600             5.3%
75 State Street
Boston, MA 02109


---------------
(1) First Reserve Corporation is the general partner of First Reserve Fund VIII, L.P. The following are executive officers of First Reserve Corporation:
    William E. Macaulay is the Chairman, a Managing Director and Chief Executive Officer; Ben A. Guill is the President and a Managing Director; John A. Hill is Vice Chairman and a Managing Director; Thomas R. Denison is General Counsel, Secretary and a Managing Director; J. W. G. Will Honeybourne is a Managing Director; and Jennifer G. Kornfield is Vice President, Treasurer and Chief Financial Officer. Messrs. Macaulay, Guill and Hill are the directors of First Reserve Corporation. It is anticipated that pursuant to authority from First Reserve Corporation's board of directors, Messrs. Macaulay and Guill may make investment and voting decisions with respect to the shares owned by First Reserve Fund VIII, L.P. In the absence of Messrs. Macaulay and Guill, other officers of First Reserve Corporation may, pursuant to authority from the board of directors, make investment and voting decisions with respect to such shares. All such persons disclaim beneficial ownership of the shares held by First Reserve Fund VIII, L.P.

(2) The sole ultimate beneficial owner of WEDGE is Issam M. Fares of Lebanon.


(3) According to a Schedule 13G filed February 14, 2002 by Wellington Management Company, LLP, it had shared power to vote and dispose of 1,112,600 shares.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS


     On December 28, 2000, we acquired the entire ownership interest of Howe-Baker International, L.L.C. from WEDGE Group Incorporated ("WEDGE") for a consideration of 8,146,665 shares, $28 million in cash and the assumption of certain liabilities (the "HBI Transaction"). Immediately following the HBI Transaction, First Reserve Fund VIII, L.P. ("First Reserve") acquired from WEDGE 4,323,333 shares. Subsequently, First Reserve acquired from WEDGE 530,000 shares.



     On February 7, 2001, we acquired substantially all of the assets of the Engineered Construction Division and the Water Division of Pitt-Des Moines, Inc. for a consideration of 2,848,172 shares and $40 million in cash (the "PDM Transaction"). The source of funds for the cash portion of the purchase price was a private sale of 837,692 shares to Farinvest, Ltd., an affiliate of WEDGE, and 1,623,846 shares to First Reserve. First Reserve also acquired a warrant to purchase, at nominal value, 251,598 shares and a warrant to purchase 250,000 shares (subject to decrease depending on the number of shares repurchased by the Company prior to June 30, 2001), both of which warrants have subsequently been exercised.



     Mr. Guill, Supervisory Director, is President of First Reserve; Mr. Banham, is a nominee proposed by First Reserve to be appointed as Supervisory Director; Mr. Denison, nominee proposed by First Reserve for Supervisory Director, is a Managing Director of First Reserve; Mr. White, Supervisory Director, is President and Chief Executive Officer of WEDGE; Mr. Tidwell, nominee proposed by WEDGE for Supervisory Director, is Chief Financial Officer of WEDGE; and Mr. Winfield, Supervisory Director, was a nominee of WEDGE who will continue in office as a Supervisory Director.


SHAREHOLDER AGREEMENTS

     We are party to separate Shareholder Agreements: (i) Shareholder Agreement dated as of December 28, 2000 (as amended by an Amendment thereto dated as of February 7, 2001) among First Reserve, CB&I, and certain of our shareholders (the "First Reserve Shareholder Agreement") and (ii) Shareholder Agreement dated as of December 28, 2000 (as amended by an Amendment thereto dated as of February 7, 2001) among WEDGE, CB&I, and certain of our shareholders (the "WEDGE Shareholder Agreement").

     First Reserve Shareholder Agreement. Under the First Reserve Shareholder Agreement, First Reserve is subject to certain "standstill" provisions which, among other things, (a) prohibit the purchase of additional shares by First Reserve except in order to maintain a 10% ownership stake (and to allow First Reserve to participate in certain other transactions approved by the Supervisory Board, such as a stock split, recapitalization or business combination), and (b) prohibit acquisition proposals, proxy solicitations, group formation or encouragement of third parties for takeover purposes. In addition, First Reserve is subject to restrictions on its voting rights relating to matters presented to our shareholders for vote or approval: (i) First Reserve is obligated to vote "for" the Supervisory Board nominees recommended by the Supervisory Board, provided we are in compliance with our covenants to First Reserve relating to Supervisory Board representation (see below), and (ii) First Reserve is obligated to vote "for" any proposal recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board, with limited exceptions for certain matters as to which First Reserve has discretionary voting rights. In the case of any business combination, recapitalization or other transaction that involves the issuance of Common Stock, if both of the First Reserve designees on the Supervisory Board vote against approval of such transaction at the Supervisory Board level, then First Reserve, in any shareholder vote, is permitted to vote the shares it acquired in connection with the PDM acquisition transaction in the same proportion as the votes of our shareholders, other than First Reserve and WEDGE, who vote upon the transaction.

     Pursuant to the First Reserve Shareholder Agreement, First Reserve has the right to designate two Supervisory Directors (currently Messrs. Macaulay (to be replaced by Mr. Banham at the Annual Meeting) and Guill) so long as First Reserve owns at least 3,083,871 of our issued and outstanding shares.

     Under the First Reserve Shareholder Agreement, First Reserve is subject to restrictions on the transfer of its shares, including the restriction that, without our consent, First Reserve may not sell any of its shares to (i) any person or group who is or would be required to file a Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) any person or group who would own more than 10% of our voting securities, or (iii) a competitor of ours. Certain other sales of shares by First Reserve will be subject to our right of first offer. Finally, First Reserve has been granted two demand and unlimited "piggyback" registration rights relating to its shares.

     WEDGE Shareholder Agreement. Under the WEDGE Shareholder Agreement, WEDGE is subject to certain "standstill" provisions which, among other things, (a) prohibit the purchase of additional shares by WEDGE except in order to maintain a 10% ownership stake (and to allow WEDGE to participate in certain other transactions approved by the Supervisory Board, such as a stock split, recapitalization or business combination), and (b) prohibit acquisition proposals, proxy solicitations, group formation or encouragement of third parties for takeover purposes. In addition, WEDGE is subject to restrictions on its voting rights relating to matters presented to our shareholders for vote or approval: (i) WEDGE is obligated to vote "for" the Supervisory Board nominees recommended by the Supervisory Board, provided we are in compliance with our covenants to WEDGE relating to Supervisory Board representation (see below), and
(ii) WEDGE is obligated to vote "for" any proposal recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board, with limited exceptions for certain matters as to which WEDGE has discretionary voting rights. In the case of any business combination, recapitalization or other transaction that involves the issuance of Common Stock, if both of the WEDGE designees on the Supervisory Board vote against approval of such transaction at the Supervisory Board level, then WEDGE, in any shareholder vote, is permitted to vote the shares it acquired in connection with the PDM acquisition transaction in the same proportion as the votes of our shareholders, other than WEDGE and First Reserve, who vote upon the transaction.

     Pursuant to the WEDGE Shareholder Agreement, WEDGE has the right to designate two Supervisory Directors (currently Messrs. White and Winfield) so long as it owns at least 17 1/2% of our issued and outstanding shares and the right to designate one Supervisory Director as long as it owns at least 10% of our issued and outstanding shares.

     Under the WEDGE Shareholder Agreement, WEDGE is subject to restrictions on the transfer of its shares, including the restriction that, without our consent, WEDGE may not sell any of its shares to (i) any person or group who is or would be required to file a Schedule 13D under the Exchange Act, (ii) any person or group who would own more than 10% of our voting securities, or (iii) a competitor of ours. Certain other sales of shares by WEDGE will be subject to our right of first offer. Finally, WEDGE has been granted two demand and unlimited "piggyback" registration rights relating to its shares.

     Each of First Reserve and WEDGE has made representations and warranties to the Company in its Shareholder Agreement that it has no arrangement, contract, understanding or relationship with the other with respect to voting power or investment power relating to the Common Stock.

     In the event of a breach by First Reserve or WEDGE of any "standstill" or other provision in its Shareholder Agreement, we and/or our other shareholders may seek injunctive relief. However, as the relief is equitable in nature and at the discretion of the court in which the action is brought, there can be no assurance that the court will grant such relief.

SECURITY OWNERSHIP OF OUR MANAGEMENT

     The following table sets forth certain information regarding Common Stock beneficially owned on March 1, 2002 by each Supervisory Director and each nominee to be a Supervisory Director, each named executive officer and by all directors and executive officers as a group.

                                                     NUMBER OF      RIGHTS TO    RESTRICTED   PERCENTAGE OF
NAME OF BENEFICIAL OWNER                          SHARES OWNED(1)   ACQUIRE(2)    STOCK(3)     STOCK OWNED
------------------------                          ---------------   ----------   ----------   -------------
Gerald M. Glenn.................................       90,678        194,494       634,364         4.5%
Stephen P. Crain................................       23,600         28,761         2,330           *
Richard E. Goodrich.............................        7,686          9,625         1,500           *
Timothy J. Moran................................        3,446          6,450         3,750           *
Robert B. Jordan................................       68,549         41,000         9,520           *
Samuel C. Leventry..............................        4,856          5,400                         *
David P. Bordages...............................                                                     *
Robert H. Wolfe.................................       29,347         34,294         1,470           *
Jerry H. Ballengee..............................        3,986          5,500                         *
J. Dennis Bonney................................       10,000          5,500                         *
Ben A. Guill....................................                       2,000                         *
J. Charles Jennett..............................        2,000          5,500                         *
Vincent L. Kontny...............................        1,000          5,500                         *
Thomas R. Denison...............................                                                     *
Gary L. Neale...................................        1,000          5,500                         *
L. Donald Simpson...............................        1,000          5,500                         *
William H. White................................      161,406          2,000                         *
Marsha C. Williams..............................        2,000          5,500                         *
Michael D. Winfield.............................                       2,000                         *
Anthony P. Banham...............................                                                     *
James M. Tidwell................................                                                     *
William E. Macaulay.............................                       2,000                         *
All directors, nominees for directors and
  executive officers as a group (25 in
  number).......................................      440,212        487,278       668,154         7.6%

---------------
 *  Beneficially owns less than one percent of the Common Stock.

(1) Includes shares held by immediate family members.

(2) Includes shares that can be acquired through stock options exercised through May 10, 2002, but excludes presently exercisable stock options under the Company's Stock Purchase Plan which have been exercised pursuant to that Plan on April 1, 2002.

(3) Includes shares subject to a vesting schedule, forfeiture risk and other restrictions, including restricted stock units for which the participant has voting rights on the underlying stock, and in the case of Mr. Glenn, 621,338 shares as to which he has fully vested rights to future delivery of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Supervisory Directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Supervisory Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.


     To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2001, our Supervisory Directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Messrs. White and Winfield did not report in a timely fashion on Form 5 certain transactions during 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the chief executive officer and our four other most highly compensated executive officers.

                                                                                 LONG TERM COMPENSATION
                                                                            ---------------------------------
                                               ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                         --------------------------------   -----------------------   -------
              (A)                 (B)      (C)       (D)         (E)                        (G)         (H)         (I)
                                                                               (F)       SECURITIES
                                                                            RESTRICTED   UNDERLYING
                                                             OTHER ANNUAL     STOCK       OPTIONS/     LTIP      ALL OTHER
                                         SALARY     BONUS    COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     ($)     ($)(1)       ($)(2)        ($)(3)     (# SHARES)     ($)        ($)(4)
---------------------------       ----   -------   -------   ------------   ----------   ----------   -------   ------------
Gerald M. Glenn.................  2001   500,000   450,000     102,800       204,490        6,760     292,829      57,830
  Chairman of the Supervisory     2000   475,000         0          --            --      263,743     386,165      66,000
  Board; President, Chief
  Executive                       1999   441,000   350,000          --       671,875       51,200     258,935      83,157
  Officer and Chairman of
  Chicago Bridge & Iron Company;
  and Managing Director of
  Chicago Bridge & Iron Company
  B.V.
Stephen P. Crain................  2001   238,924   130,000      84,200        64,450        1,480     65,833       20,561
  President -- Western
  Hemisphere                      2000   225,000         0          --            --       79,413     84,545       26,000
  Operations of Chicago           1999   185,000   100,000      38,135            --       10,600     53,625       22,633
  Bridge & Iron Company and
  Managing Director of Chicago
  Bridge & Iron Company B.V.
Robert B. Jordan................  2001   330,749   200,000      84,000        90,450        5,220     117,813      28,877
  Executive Vice President and    2000   315,000         0          --            --      118,589     155,380      38,000
  Chief Operating Officer of      1999   300,000   160,000      46,923            --       23,000     104,181      35,200
  Chicago Bridge & Iron Company;
  and Managing Director of
  Chicago Bridge & Iron Company
  B.V.
Richard E. Goodrich.............  2001   197,307   122,765      63,718            --          346     15,594       21,563
  Executive Vice President and    2000   168,846    59,500          --            --        3,200     23,250       18,662
  Chief Financial Officer of      1999   158,308    54,310          --            --        3,200     19,125       17,845
  Chicago Bridge & Iron Company;
  and Managing Director of
  Chicago Bridge & Iron Company
  B.V.
Robert H. Wolfe.................  2001   208,844    73,109          --        40,660        1,120     48,523       17,736
  Secretary of the Company;       2000   202,800         0          --            --       67,272     63,980       21,684
  Vice President, General
  Counsel                         1999   195,000    68,250          --            --        8,600     42,900       22,021
  and Secretary of Chicago
  Bridge & Iron Company; and
  Secretary of Chicago Bridge &
  Iron Company B.V.

---------------
(1) Bonus amounts include payments under the Incentive Plans (See "Organization and Compensation Committee Report on Executive Compensation").

(2) Amounts reported are personal benefits and include club dues as follows:
    Gerald M. Glenn $96,000; Stephen P. Crain $79,000; Robert B. Jordan $81,500; and Richard E. Goodrich $21,400. Persons for whom no amount is reported did not receive personal benefits, the value of which exceeded the lesser of $50,000 or 10% of their annual salary and bonus.

(3) Restricted stock awards or units are valued at the closing price on the date of grant. Participants receive dividends on the grants reported in this column. The restricted stock awards granted in 2001 vest in three equal annual installments starting in February, 2002. The number and value of the aggregate restricted share holdings at the end of the last completed fiscal year, based on the NYSE composite closing price of $26.70/share on December 31, 2001, for each named executive officer who held such shares are: Gerald M. Glenn, 63,026, $1,682,942; Stephen P. Crain, 3,697, $98,710; Robert B. Jordan, 10,887,
    $290,683; Richard E. Goodrich, 1,800, $48,060; and Robert H. Wolfe, 2,403,
    $64,160.


(4) The compensation reported for 2001 represents (a) contributions pursuant to the Chicago Bridge & Iron Savings Plan (the "401(k) Plan") allocated to the executive officer's account, (b) the cost of allocations to each executive officer's account in a benefit restoration plan (described under the caption "Pension and other retirement benefits") for allocations pursuant to the 401(k) Plan which otherwise exceed the maximum limit imposed upon such plan by the Internal Revenue Code of 1986, as amended (the "Code") and (c) dividends paid on restricted stock units. For 2001, those three amounts, expressed in the same order identified above, for each named executive officer are as follows: Gerald M. Glenn $13,600, $26,400, $17,830; Stephen
    P. Crain $13,600, $5,514, $1,447; Robert B. Jordan $13,600, $12,860, $2,417;
    Richard E. Goodrich $13,600, $6,945, $1,018; Robert H. Wolfe $13,600,
    $3,111, $1,025. The compensation reported for 1999 includes values of shares reallocated to each named executive officer resulting from forfeitures of other Participants in the Management Plan (as described below).


MANAGEMENT PLAN

     At the time of the initial public offering of the Common Stock by Praxair in March, 1997 we established the Management Plan and made a contribution to the Management Plan in the form of 925,670 shares allocated as restricted stock among approximately 52 key management employees. Restrictions on the Management Plan shares lapsed as to one participant on January 1, 1999, and as to all other participants except Mr. Glenn and one participant on March 27, 2000. Distribution of benefits to Mr. Glenn is generally scheduled to occur on the earlier of termination of employment, April 1, 2004 or a "Change of Control".

EMPLOYEE STOCK PURCHASE PLAN

     The Company has adopted a broad-based employee stock purchase plan (the "Stock Purchase Plan") intended to qualify under Section 423 of the Code. Pursuant to the Stock Purchase Plan, each employee, including executive officers, electing to participate is granted an option to purchase shares on a specified future date at 85% of the fair market value of such shares on the date of purchase. During specified periods preceding such purchase date, a percentage of each participating employee's after-tax pay is withheld and used to purchase as many shares as such funds allow at the discounted purchase price.

LONG-TERM COMPENSATION

     The Company's subsidiary, Chicago Bridge & Iron Company, a Delaware corporation ("Chicago Bridge"), has adopted the Chicago Bridge & Iron 1997 Long-Term Incentive Plan (the "1997 Incentive Plan") and the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the "1999 Incentive Plan" and, together with the 1997 Incentive Plan, the "Incentive Plans"). The Incentive Plans are so-called "omnibus" plans which provide long-term compensation in the form of: non-qualified options to purchase shares; qualified "incentive" options to purchase shares; restricted shares; restricted stock units; "performance shares" paying out a variable number of shares depending on goal achievement; and "performance units," which involve cash payments based on either the value of the shares or appreciation in the price of the shares upon achievement of specific financial goals.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants and exercises pursuant to the Incentive Plans during the fiscal year 2001 to and by the executive officers named in the Summary Compensation Table above (the "named executive officers"), and the value of the options held by such persons at the end of fiscal 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 GRANT VALUE
                                      INDIVIDUAL GRANTS                                              DATE
----------------------------------------------------------------------------------------------   ------------
                 (A)                        (B)                           (D)          (E)           (F)
                                         NUMBER OF         (C)
                                        SECURITIES      % OF TOTAL
                                        UNDERLYING     OPTIONS/SARS
                                       OPTIONS/SARS     GRANTED TO    EXERCISE OR                 GRANT DATE
                                          GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
                NAME                   (# SHARES)(1)   FISCAL YEAR     ($/SHARE)       DATE      VALUE ($)(2)
                ----                   -------------   ------------   -----------   ----------   ------------
Gerald M. Glenn......................      6,760           5.4%          22.85       2/13/11        62,665
Stephen P. Crain.....................      1,480           1.2%          22.85       2/13/11        13,720
Robert B. Jordan.....................      2,720           2.2%          22.85       2/13/11        25,214
Robert B. Jordan.....................      2,500           2.0%          25.93       9/10/11        27,350
Richard E. Goodrich..................        346           0.3%          22.85       2/13/11         3,207
Robert H. Wolfe......................      1,120           0.9%          22.85       2/13/11        10,382

---------------
(1) All options were granted at market value. Each option will terminate and cease to be exercisable if the Participant's employment with the Company terminates for any reason other than death, retirement, disability or dismissal for the convenience of the Company (other than involuntary termination of employment for willful misconduct or gross negligence). The options which expire February 13, 2011 vest on February 13, 2008, but may vest on February 13, 2004 if the holder has held continuously until such date certain shares of stock awarded as performance shares. The options which expire September 10, 2011 vest on September 10, 2008 but may vest September 10, 2004 if the holder has held continuously until such date certain shares of stock granted as restricted stock but for which the restrictions have lapsed.

(2) The estimated grant date present value reflected in the previous table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the previous table include the following:

        Exercise prices on the options of $22.85, and $25.93 for the February 13, and September 10 grants, respectively, equal to the fair market value of the underlying stock on the date of grant.

        An option term of ten years on all grants.

        Interest rates of 5.10 and 4.73 percent that represent the interest rate on a U.S. Treasury security on the dates of grant with a maturity date corresponding to that of the option terms.

        Volatilities of 42.87 and 46.06 percent calculated using daily stock prices for the three-year period prior to the grant dates.

        Dividends at the rate of $0.24 per share representing the annualized dividends paid with respect to a share at the dates of each option grant.

        Reductions of approximately 11.53 percent for the February 13 and September 10 grants to reflect the probability of forfeiture due to termination prior to vesting, and approximately 13.48, and 13.76 percent for the February 10, and September 10 grants, respectively, to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                (A)                       (B)            (C)              (D)                 (E)
                                                                       NUMBER OF
                                                                      SECURITIES           VALUE OF
                                                                      UNDERLYING          UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS/SARS AT     OPTIONS/SARS AT
                                         SHARES                       FY-END (#)          FY-END ($)
                                      ACQUIRED ON       VALUE        EXERCISABLE/        EXERCISABLE/
                NAME                  EXERCISE (#)   REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE(1)
                ----                  ------------   ------------   ---------------   -------------------
Gerald M. Glenn.....................       0              NA        76,800/388,197    1,005,760/3,891,806
Stephen P. Crain....................       0              NA        16,325/ 92,479     212,771/ 944,038
Robert B. Jordan....................       0              NA        30,750/186,559     402,697/1,988,572
Richard E. Goodrich.................       0              NA         3,750/ 42,708      49,038/ 429,751
Robert H. Wolfe.....................       0              NA        12,900/ 89,786     168,936/ 901,176

---------------
(1) Value is based on the NYSE composite closing price of $26.70 per share on December 31, 2001.

PENSION AND OTHER RETIREMENT BENEFITS

     Effective January 1, 1997, the Company adopted the Chicago Bridge & Iron Savings Plan (the "401(k) Plan"), a tax qualified defined contribution pension plan for eligible employees, including, but not limited to, the named executive officers. Such plan consists of a typical voluntary pretax salary deferral feature under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); a dollar-for-dollar Company matching contribution applicable to such employee deferrals up to 3% of a participating employee's considered earnings; a basic additional Company contribution of 5% of each participating employee's considered earnings; and an additional discretionary Company profit-sharing contribution. The 401(k) Plan provides that the Company may, at the discretion of management, make certain of its matching contributions or additional discretionary profit sharing contributions in a uniform manner in the form of either cash or shares.

     The 401(k) Plan substantially replaced the CBI 401(k) Pay Deferral Plan and CBI Pension Plan, each adopted by the Company's former parent, CBI Industries, Inc. The CBI Pension Plan (the "Pension Plan") was non-contributory and covered substantially all salaried employees and certain hourly employees of the Company and its participating subsidiaries. Since December 31, 1996, no employees of the Company participated in the Pension Plan who were not already participants as of December 31, 1996. No further benefits accrue under the provisions of the Pension Plan's normal benefit formulas for employees participating as of December 31, 1996. Instead, benefits accrued as of that date were computed and increased at a rate of 5% per year (not compounded) or fraction thereof of continuing service, to a maximum of three additional years. The December 31, 1996 accrued pension benefit was based on credited service and average earnings over the high three consecutive year period and is subject to an offset adjustment for each individual for primary social security benefits and a portion of the value of benefits under the terminated CBI Salaried Employee Stock Ownership Plan (1987) previously sponsored by CBI Industries, Inc. The estimated annual benefit payable upon retirement at normal retirement age for Stephen P. Crain, the only executive officer who participates in the plan, is $16,673.

     The Code limited the compensation used to determine benefits under the 401(k) Plan to $170,000 for 2001. Chicago Bridge adopted the Chicago Bridge & Iron Company Excess Benefit Plan through which it contributes benefits which would be paid under the 401(k) Plan in the absence of the IRS limit. Such contributions are paid into a trust, with an independent trustee, established for this purpose.

TERMINATION AND EMPLOYMENT AGREEMENTS

     On September 7, 2000 the Organization and Compensation Committee authorized the Company to enter into change of control severance agreements with Messrs. Crain, Jordan, and Wolfe and a change of control severance agreement on similar terms with Mr. Glenn. Each agreement provides that upon the executive's termination of employment with the Company by the Company without "cause," or by the executive with "good reason," within three years following a "Change of Control," the executive will be entitled to a lump sum payment of three times the sum of his annual base salary plus target bonus. The executive will also be entitled to a continuation of medical and other benefits for a three-year period after termination of employment, payment of deferred compensation (to the extent not paid upon the "Change of Control"), payment of unvested plan benefits, and Company-provided outplacement services.

     In addition, upon a "Change of Control," the executive will be entitled to preservation of salary, bonus, retirement, welfare and fringe benefits at levels not less than immediately before the "Change of Control," and will generally be entitled to receive upon the "Change of Control," without regard to termination of employment, a payment of minimum pro-rata target bonus, vesting in options, restricted stock and performance shares, and an immediate lump sum cash payment of the value of all performance shares assuming achievement of target performance goals.

     The agreements provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under
Section 4999 of the Code as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The Company will also reimburse the executive's costs incurred to obtain benefits under the agreements as long as the executive had a reasonable basis for the action or was acting in good faith. The Company must maintain a letter of credit and escrow in force to secure this obligation for legal fee reimbursement. The agreements impose a confidentiality obligation on each executive during employment and after termination of employment, and subjects the executive to a noncompetition covenant during employment and for one year following termination (regardless whether there is a "Change of Control").

     For purposes of these agreements, "cause" includes conviction of a felony or of a crime involving moral turpitude, or willful misconduct or breach of the agreement that results in material financial detriment to the Company, but cause does not include negligence, actions taken in good faith, actions indemnifiable by the Company, or known to the Company for more than a year before the purported termination. "Good reason" for termination generally includes any adverse changes in the executive's duties, title, reporting requirements or responsibilities; failure by the Company to provide the compensation bonus and other payments and plan and fringe benefits and perquisites contemplated by the agreement; and relocation without consent to an office more than 50 miles from the executive's current office. However, with respect to the "Change of Control" occurring upon consummation of the HBI Transaction, the PDM Transaction and subsequent related share transfers, "good reason" does not include failure to provide minimum bonus but only failure to provide minimum bonus opportunity, and does not include failure to provide each plan and fringe benefit and perquisite but only benefits and perquisites of equivalent value in the aggregate. For Mr. Glenn, "good reason" includes his resignation for any reason during a 60-day period beginning 30 days after the closing of a "Major Change of Control." The HBI Transaction, the PDM Transaction and subsequent related share transfers were not a "Major Change of Control" for such purpose. In all other respects, Mr. Glenn's agreement is identical to that of the other executive officers.

     Under the Agreements, "Change of Control" generally is defined as the acquisition by any person or group of 25% (50% to be a "Major" change) or more of the beneficial interest in the equity of the Company; failure of the current Supervisory Board (and members nominated by at least 75% of the then-current Supervisory Board members) to comprise at least 50% of the Supervisory Board; Supervisory Board or shareholder approval of a merger or reorganization or consolidation resulting in less than 75% (50% to be a "Major" change) continuing ownership by the pre-merger shareholders; or Supervisory Board or shareholder approval of any transaction as a result of which the Company does not own at least 70% of Chicago Bridge, or Chicago Bridge does not own at least 75% of its subsidiary, Chicago Bridge & Iron Company (Delaware). A "Change of Control" also includes the failure of WEDGE or First Reserve to comply with their respective Shareholder Agreements, or collective ownership by WEDGE and First Reserve of more than 66.5% of the equity of the Company.

     At the time of their initial employment, the Company entered into employment arrangements with Messrs. Glenn, Jordan, Goodrich and Wolfe to serve the Company as President and Chief Executive Officer,

Vice President -- Operations, Vice President, and Vice President -- General Counsel and Secretary. Pursuant to these arrangements, Mr. Glenn's base salary was $400,000 per year, Mr. Jordan's base salary was $265,000 per year, Mr. Goodrich's base salary was $150,000 per year and Mr. Wolfe's base salary was $175,000 per year. Such arrangements do not establish any required term of employment, but provide for, among other things, participation in Company bonus and incentive compensation programs and change of control benefits that are now represented by the arrangements described above.

COMPENSATION OF DIRECTORS

     Supervisory Directors who are not employees of the Company receive an annual retainer of $22,000, paid in quarterly installments, $1,500 for attendance at each Supervisory Board meeting, and an annual grant of options, which vest after one year, to purchase 2,000 shares at an exercise price equal to the fair market value of the shares at the time of the grant. Supervisory Directors who are chairpersons of Supervisory Board committees receive an additional annual retainer of $3,000. Those who serve on Supervisory Board committees received $1,000 for each committee meeting attended. Supervisory Directors may elect to receive their compensation in Common Stock and may elect to defer their compensation. In addition, a Supervisory Director may direct that up to 8% of his or her director's fees be applied to purchase shares at 85% of the closing price per share on the New York Stock Exchange, Inc. on the first trading day following the end of each calendar quarter. Shares are delivered either at the time of purchase or at a specified future date. Supervisory Directors who are full-time employees of the Company receive no compensation for serving as Supervisory Directors.

CERTAIN TRANSACTIONS


     Several of our executive officers are indebted to the Company pursuant to Senior Executive Relocation Loan Agreements in connection with our move to The Woodlands as follows:



                                                      LARGEST AMOUNT           AMOUNT
                                                     OUTSTANDING SINCE     OUTSTANDING AS
NAME                             POSITION             JANUARY 1, 2001     OF MARCH 1, 2002    INTEREST RATE
----                             --------            -----------------    ----------------    -------------
Gerald M. Glenn........  President, Chief               $1,328,000           $1,328,000             0%
                         Executive Officer &
                         Chairman
Stephen P. Crain.......  President -- Western           $  325,512           $  325,512             0%
                         Hemisphere Operations
Robert B. Jordan.......  Executive Vice President       $  700,000           $  700,000             0%
                         & Chief Operating
                         Officer
Robert H. Wolfe........  Vice President, General        $  330,900           $  330,900             0%
                         Counsel & Secretary

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

COMMITTEE ROLE IN OVERSEEING EXECUTIVE COMPENSATION POLICY

     The Company's Organization & Compensation Committee (the "Committee") consists of four members of the Supervisory Board of the Company (the directors of the Company elected by its public shareholders). None of the Committee's members are current or former employees of the Company or have any "interlocking relationships" for purposes of the proxy disclosure rules(1) of the United States Securities and Exchange Commission (SEC).

     A primary role of the Committee is to determine and oversee the administration of compensation for the Company's executive officers. The Committee approves the design of, assesses the effectiveness of, and administers, reviews and approves all salary arrangements and other remuneration for executive officers. The Committee evaluates executive performance in reviewing and approving executive compensation.

     The Committee made certain compensation decisions for the Company's 2001 fiscal year as described below.

COMPENSATION PHILOSOPHY

     The Company is committed to increasing shareholder value by growing its business in the global marketplace. The Committee seeks to ensure that its compensation policies and practices are used effectively to support the achievement of the Company's short- and long-term business objectives.

     The Company's overall compensation philosophy is to remain competitive with comparable companies while focusing on performance-based compensation. This philosophy is premised on the fact that we must compete with a wide variety of construction, engineering, heavy industrial and related firms in order to attract and develop a pool of talented employees. The philosophy also acknowledges the need to focus employees on our financial performance. Our compensation philosophy includes the following factors:

        - Programs that will attract new talent and retain key people;

        - Competitive pay with significant focus on incentive compensation;

        - Equity compensation for top managers to motivate value creation for all shareholders; and

        - Plans with a higher percentage of pay "at-risk" (based on performance) than typical marketplace practices.

     In evaluating competitive practices, the Company considers competitive market data provided by an independent compensation consultant, Hewitt Associates LLC of Lincolnshire, Illinois. The data provided compares the Company's compensation practices to a group of "comparator" companies. These are companies that tend to have national and international business operations and lines of business, and also include companies operating in the same geographic areas and competing for management employees in the same areas of expertise as the Company. The Committee reviews and approves the selection of comparator companies based on its assessment of the comparability of the above factors. In 2001, the Committee reviewed the selection of comparator companies in light of the above factors.

     The companies chosen for the comparator group used for compensation purposes generally are not the same companies that comprise the peer group index in the Performance Graph included in this Proxy Statement. Considering the factors described above, the Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

---------------

1 The relevant SEC rule, Item 402(j) of Regulation S-K does not define the term "interlocking relationship."

     The four key elements of the Company's executive compensation are base salary, annual incentives, long-term incentives, and benefits. These key elements are addressed separately below. In determining compensation, the Committee considers all elements of an executive officer's total compensation package.

BASE SALARIES

     The Committee regularly reviews each executive officer's base salary. Base salaries for executive officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity within the Company, and external pay practices.

     Base salaries provide the underlying level of compensation security to executives and allow the Company to attract competent executive talent and maintain a stable management team. Base salaries also allow executives to be rewarded for individual performance based on the Company's evaluation process. Base salary increases for individual performance reward executives for achieving goals that may not be immediately evident in common financial measurements.

     Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values; safety; continuing educational and management training; improving quality; developing relationships with clients, suppliers, and employees; demonstrating leadership abilities among coworkers; and other goals.

     Base salaries are targeted at approximately the 50th percentile of the compensation data supplied by Hewitt on the comparator companies. Overall, executive salaries were increased in 2001 at a rate comparable to the increases provided at other companies and are near median market levels. Salaries of individual executives may be greater or less than the median of salaries of their counterparts at comparator companies, due to differences in individual performance, experience and knowledge, and the Committee's comparison of the responsibilities of the position at the Company with the responsibilities of similar positions at comparator companies.

     In 2001, Mr. Glenn received an increase in his rate of base salary to $500,000 per year, or an increase of 5.23% from his 2000 base rate of $475,000 per year. This increase was based on an evaluation of Mr. Glenn's performance, considered in light of the above-described factors and individual performance goals set for him by the Committee. He actually received total base salary payments of $500,000 as reflected in the Summary Compensation Table.

ANNUAL INCENTIVES

     The Company adopted an Incentive Compensation Plan (the "Bonus Plan") that took effect in fiscal 1997, and was revised in 1999. The Bonus Plan is an annual short-term cash incentive plan covering a group consisting of the executive officers of the Company and its principal operating subsidiaries, and other designated key management employees. The Bonus Plan is based on the annual operating plan of the Company, arrived at as a result of discussion and analysis of the business plans within the major divisions of the Company. Payment of bonuses is based on attaining specific corporate-wide financial and non-financial goals approved by the Committee, and other factors described below, and is payable following the end of the fiscal year. The goals are set from year to year, at the beginning of each year (subject to modifications relating to extraordinary events), upon management's recommendation and approval by the Committee.

     For 2001, under the Bonus Plan, a target bonus, generally expressed as a percent of salary, was established for each participating employee at the beginning of the year based on position, responsibilities and grade level. The bonus could be earned from three sources: achievement of the corporate goals, achievement of a participant's designated business unit performance goals (if applicable), and achievement of individual performance goals. Each of these sources consisted of a total bonus "pool," an amount that could range from zero to 200% of the aggregate of all participants' target amounts for that source. The total pool for achievement of the corporate goals was approved by the Committee, and the respective pools for business unit and individual performance were determined by Company management. A percentage of individual target bonus opportunity was allocated to each bonus source as appropriate. The CEO's individual performance bonus, if any, is determined by the Committee. The Committee has discretion to reduce any bonus otherwise determined pursuant to the Bonus Plan

     For fiscal 2001, Mr. Glenn and the Company's other executive officers received bonus payments pursuant to the Bonus Plan. Mr. Glenn received a bonus payment of $450,000. Mr. Glenn's bonus payment was above his target bonus and reflects the achievement of the corporate financial goal for 2001. In 2001, Mr. Glenn's annual bonus payment represented 90% of his base salary as reflected in the Summary Table, and depending on achievement of the respective goals under the Bonus Plan, could have ranged from 0% to 150% of his base salary. Mr. Glenn's bonus is competitive with the 50th percentile of annual incentive compensation paid to other executives at comparator companies for 2001. The amount of Mr. Glenn's bonus was determined by the committee based on a combination of the degree of achievement of the corporate goals, as applied to all Bonus Plan participants, and the achievement of individual goals set for Mr. Glenn in areas including but not limited to leadership, initiatives for new business development, integration of acquired businesses, management development of the other Company executives, and development and execution of strategic initiatives.

LONG-TERM INCENTIVES

     In keeping with the Company's commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives traditionally have comprised a significant portion of an executive's total compensation package. The Committee's objective is to provide executives with long-term incentive award opportunities that are at or above the median of comparator companies, with the actual realization of the opportunity dependent on the degree of achieving the performance or other conditions of the award. As a key element of this objective, it is the desire of the Committee to encourage continued executive ownership of incentive award stock in order to align their long-term interests with those of other shareholders.

     Long-term incentives are provided pursuant to the Company's Long-Term Incentive Plan ("Incentive Plan"). In 1999, the Company adopted and the shareholders approved a new Incentive Plan. In 2000, the Company adopted and the shareholders approved an amendment to the Incentive Plan. When awarding long-term incentives, the Committee considers executives' levels of responsibility, prior experience, historical award data, various performance criteria, and compensation practices at comparator companies. The long-term incentives awarded in 2001 were nonqualified stock options and restricted stock.


     Stock options are granted under the Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options generally have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term, identification with shareholders' interests, and encourages equity ownership in the Company. In connection with the Company's acquisition of Howe-Baker International L.L.C. (the "HBI Transaction"), the Committee approved, effective December 28, 2000 (when the HBI Transaction became effective), a single one-time grant of options to senior executives, based on providing options for each senior executive having a modified Black-Scholes value that was approximately equivalent to the dollar value of long-term incentive awards which the executive would otherwise have been awarded in 2000, 2001, and 2002 (less the value of Incentive Plan awards already made to the executive in calendar year 2000).


     In light of this single-one time grant of options in 2000, no options were awarded to executive officers in 2001 other than "retention options" granted upon the vesting of previously awarded performance shares or restricted stock. Retention options cover 40% of the shares that vest under such awards. The retention options become vested and exercisable on the seventh anniversary of date of grant. However, this vesting and exercisability is accelerated to the third anniversary of date of grant, if the participant still retains ownership of 100% of the vested shares in connection with which the retention options have been awarded.

     Restricted stock represents the right of the participant to vest in a share of Common Stock upon lapse of restrictions, and upon conditions both set by the Committee. Restricted stock is awarded as an incentive for retention and performance of both newly hired and continuing key managers. Such awards are subject to forfeiture during the period of restrictions prior to vesting, but participants are paid cash amounts corresponding to the amount of actual dividends paid on outstanding shares of Common Stock. Restricted stock becomes unrestricted upon vesting. In 2001, the Committee made an award of restricted stock to certain executive officers, in light of their accomplishment of the Company's strategic acquisition objectives in 2000 and 2001. These awards will vest at a rate of 33 1/3% of the share units awarded on each of the first three anniversaries of the date of award.

     In 2001, Mr. Glenn was granted retention options to purchase 6,760 shares with an exercise price of $22.85. Mr. Glenn also was granted 7,393 shares of restricted stock, as described above, and, in recognition of the accomplishment of the Company's strategic goals in 2000 and 2001. Taking into account a portion of the value of the single one-time award of stock options in 2000, the Committee believes the size and estimated value of the foregoing grants and awards is slightly above the median of comparator companies.

     Mr. Glenn currently owns or has beneficial ownership of 725,042 shares of the Common Stock. This equity interest provides an appropriate link to the interests of shareholders.

BENEFITS

     In general, benefits provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. The benefits offered by the Company to key executives are generally those offered to the general employee population with some variation to promote replacement of benefit opportunities lost to regulatory limits. Data provided to the Committee under a study conducted for it by Hewitt Associates LLC indicates that the nature and value of the benefits being so provided by the Company are competitive and in line with those offered by the comparator companies and those within the Company's industry.

     In light of the move of the Company's administrative headquarters from Plainfield, Illinois to The Woodlands, Texas, the Committee also considered relocation assistance for executive officers. The Committee in 2001 authorized the Company to make interest-free loans to certain executives pursuant to
Section 7872(h)(1)(C) of the Internal Revenue Code of 1986 (the "Code") and regulations thereunder to offset the disruption of changing their residence. The loan agreement with Mr. Glenn provides for an interest-free loan secured by his new residence in an amount of up to $3,000,000, payable, without amortization, in a lump sum within three years, or upon termination of his employment with the Company, if earlier; subject to forgiveness upon his death or disability while an employee.

INTERNAL REVENUE CODE 162(M) CONSIDERATIONS


     Section 162(m) of the Code provides that compensation in excess of $1,000,000 annually for any of the five most highly-paid executive officers will not be deductible for purposes of U.S. corporate income taxes unless it is "performance-based" compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee's primary obligation is to promote, recognize and reward performance that increases shareholder value, and accordingly will continue to rely on performance-based compensation programs which are designed to achieve that goal. The Committee believes that all compensation paid in respect of 2001 and earlier years was deductible, primarily because the aggregate amount of such compensation for each executive officer was below the $1,000,000 threshold under Section 162(m). The Company's Bonus Plan and 1999 Long-Term Incentive Plan were designed in a form that payments under such plans would qualify as deductible performance-based compensation. Certain compensation pursuant to prior plans in 2001 and in future years may not be deductible to the extent such compensation causes the $1,000,000 threshold to be exceeded for any of Company's five highest paid executive officers. The Committee intends to give appropriate consideration to the requirements of
Section 162(m) in the operation of the Plan and Program, but will also exercise its discretion to determine, according to the best overall interests of the Company, whether to satisfy such requirements.

CONCLUSION

     The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit.

     We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

Vincent L. Kontny (Chairman)
J. Dennis Bonney
Gary L. Neale
William H. White

                            STOCK PERFORMANCE CHART

     The Stock Performance Chart below shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts. There can be no assurance that the Common Stock performance will continue into the future with the same or similar trends depicted in the graph below. We will not make or endorse any predictions as to future performance of the Common Stock.

     The chart below compares the cumulative total shareholder return on the Common Stock from the date of the IPO to the end of the last fiscal year with the cumulative total return on the Dow Jones Heavy Construction Industry Index ("Peer Group Index") and the Russell 2000 Index for the same period. The comparison assumes $100 was invested in the Common Stock, the Peer Group Index and the Russell 2000 Index on March 27, 1997, and reinvestment of all dividends.

                          COMPARISON OF TOTAL RETURNS

         VALUE FOR EACH ONE HUNDRED DOLLARS INVESTED ON MARCH 27, 1997
           (GAINS IN STOCK PRICE, DIVIDENDS AND REINVESTED DIVIDENDS)

[COMPARISON OF TOTAL RETURNS GRAPH]

---------------------------------------------------------------------------------------------------------------------
                               03/27/97       12/31/97       12/31/98       12/31/99       12/31/00       12/31/01
---------------------------------------------------------------------------------------------------------------------
 Chicago Bridge & Iron
   Company N.V.                $100.00        $ 91.14        $ 65.69        $ 80.06        $105.99        $159.25
 Peer Group Index               100.00          81.73          96.32         102.09         117.63         122.60
 Russell 2000 Index             100.00         129.01         125.40         149.96         143.49         144.95

                                     ITEM 2

                          ADOPTION OF ANNUAL ACCOUNTS

     At the Annual Meeting, the shareholders will be asked to authorize the preparation of the annual accounts and annual report in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the fiscal year ended December 31, 2001 (the "Annual Accounts"), as required under Dutch law and the Articles of Association.

     The Annual Accounts are prepared in accordance with Dutch law and International Accounting Standards ("IAS"). However, the Annual Accounts are substantially similar to the financial statements contained in our 2001 Annual Report to Shareholders (the "Annual Report") accompanying this Proxy Statement, which were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The Annual Accounts contain certain disclosures not required under U.S. GAAP. In addition, the Management Report required by Dutch law, substantially similar to the Management's Discussion and Analysis of Results of Operations and Financial Condition included in the Annual Report, also contains information included in our Annual Report on Form 10-K and other information required by Dutch law.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the Annual Accounts.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE ANNUAL ACCOUNTS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 3


                DISCHARGE OF THE MEMBERS OF THE MANAGEMENT BOARD

                    AND THE SUPERVISORY BOARD FROM LIABILITY


     Under Dutch law, the Annual Meeting may discharge the members of the Management Board and the Supervisory Board from liability in respect of the exercise of their managing and supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.



     It is proposed that the shareholders resolve to discharge the Management Board and the Supervisory Board from liability in respect of the exercise of their managing and supervisory duties for 2001.



     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Management Board and the Supervisory Board.



     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" SUCH DISCHARGE OF THE MANAGEMENT BOARD AND SUPERVISORY BOARD FROM LIABILITY FOR 2001, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREIN.


                                     ITEM 4

                           DISTRIBUTION FROM PROFITS

     The Articles of Association provide that the general meeting of shareholders may, with certain restrictions, resolve to make distributions from profits. As permitted under the Articles of Association, interim dividends were paid in 2001 on March 30, June 29, September 28 and December 31 ("interim dividends").

     It is proposed that the shareholders resolve to make a distribution of 2001 profits in the amount of $0.24 per share, previously paid as interim dividends, and transfer the balance of the profits to retained earnings.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to resolve on the distribution from profits.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE DISTRIBUTION FROM PROFITS EQUAL TO INTERIM DIVIDENDS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 5

       EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 30%
              OF OUR ISSUED SHARE CAPITAL UNTIL NOVEMBER 10, 2003


     Under Dutch law and the Articles of Association, the Management Board may, with the prior approval of the Supervisory Board, and subject to certain Dutch statutory provisions, be authorized to repurchase issued shares on behalf of the Company in amounts, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on an annual rolling basis. At the 2001 Annual Meeting, the general meeting of shareholders authorized the Management Board to repurchase up to 30% of our issued share capital on behalf of the Company in open market purchases, through privately negotiated transactions, or by means of a self-tender offer or offers, at prices ranging up to 150% of the market price at the time of the transaction. As of March 15, 2002, we had repurchased 566,600 shares under this authority. Such authority expires on November 10, 2002.


     The Management Board believes that the Company would benefit by extending and expanding the authority of the Management Board to repurchase shares in our share capital. For example, to the extent the Management Board believes that our shares may be undervalued at the market levels at which it is then trading, repurchases of our own share capital may represent an attractive investment for the Company. Such shares, to the extent they are not canceled pursuant to the authority requested in Item 6 below, could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases (assuming such repurchased shares are subsequently canceled) will increase the proportionate interest of the remaining shareholders in our net worth and whatever further profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Management Board, with the prior approval of the Supervisory Board, in light of prevailing market conditions, our available resources and other factors that cannot now be predicted. The nominal value of the shares to be acquired by the Company, already held by the Company or held by a subsidiary, may never exceed 10% of the issued share capital.

     In order to provide us with sufficient flexibility, the Management Board proposes that the general meeting of shareholders grant extended authority for the repurchase of up to 30% of the current issued share capital (or over six million shares) in the open market, through privately negotiated transactions, or by means of a self-tender offer or offers, at prices ranging up to 150% of the market price at the time of the transaction. Such authority would extend for eighteen months from the date of the Annual Meeting until November 10, 2003.

     The affirmative vote of a majority of the votes cast at the meeting is required to adopt the proposal to grant extended authority to the Management Board until November 10, 2003 to repurchase up to 30% of our issued share capital on behalf of the Company in the open market, through privately negotiated transactions, or by means of a self-tender offer or offers, at prices ranging up to 150% of the market price at the time of the transaction.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO GRANT EXTENDED AUTHORITY TO THE MANAGEMENT BOARD TO REPURCHASE SHARES OF OUR SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 6

                     CANCELLATION OF SHARES TO BE ACQUIRED
                    BY THE COMPANY IN ITS OWN SHARE CAPITAL

     Under Dutch law and the Articles of Association, the Company may hold no more than 10% of its issued share capital at any time. In order to allow implementation of proposed repurchases contemplated by the authorization requested in Item 5 above which would be in excess of 10% (and up to 30%) of the then issued share capital, we must dispose of or cancel shares which have been repurchased. The Management Board, with the prior approval of the Supervisory Board and subject to certain Dutch statutory conditions, is requesting a resolution on the prospective cancellation of shares so that the Management Board will have the ability to implement any proposed repurchases in excess of 10% (and up to 30%) of the current issued share capital in an efficient manner without the delay and expense of calling special shareholders meetings.

     Prospective cancellation of shares shall occur if and when the Company holds in excess of 9% of its then issued share capital, at which time we will cancel all or a portion of such shares, as determined by the Management Board. We propose to cancel such shares in two tranches, or such higher number of tranches as the Management Board shall determine, with no tranche to exceed 10% of the then issued share capital of the Company. The total number of shares to be prospectively canceled by us will not exceed 20% of the current issued share capital, or a total of approximately 4,200,000 shares.

     With regard to the requirements of Sections 2:99 and 2:100 Dutch Civil Code, the resolution to cancel shares prospectively held by the Company of its share capital will become effective after filing thereof with the Commercial Register and after expiry of a two-month period following publication of such filing in a daily newspaper distributed nationally in The Netherlands, provided no opposition is instituted by creditors against such resolution. If opposition is instituted, such resolution shall become effective as soon as possible, with due observance of the law. Upon effectiveness of such resolution, the capital decrease will be filed with the Commercial Register, our shareholder register will reflect the cancellation of registered shares, and bearer share certificates and registered share certificates, if any, will be destroyed. The above-mentioned filing with the Commercial Register will show which number of shares will have been canceled in the relevant tranche. For every cancellation tranche, a filing will be made.

     The affirmative vote of a majority of the votes cast, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to adopt the proposal to prospectively cancel shares to be acquired by the Company of its share capital.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO PROSPECTIVELY CANCEL SHARES TO BE ACQUIRED BY THE COMPANY OF ITS SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 7

               PROPOSED AMENDMENTS TO THE ARTICLES OF ASSOCIATION

     The Supervisory Board proposes that certain amendments be made to our Articles of Association. The full text of the unofficial English translation of such proposed amendments is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the full text of the proposed amendments in Annex A for additional information not contained in the summary set forth below.

     The provisions of the proposed amendments are designed to accomplish the following:


     1. Remove references to and requirements of Euronext Amsterdam N.V., including a conversion of outstanding bearer shares and removal of references to bearer shares, since the Company is no longer listed on Euronext Amsterdam N.V. (Amendment I-VIII, XIII-XV and XVIII) ("Amendment No. 1");



     2. Provide for authorization of the Management Board for the setting of record dates under Dutch law (Amendments XI and XII) ("Amendment No. 2");

     3. Provide that the general meeting of shareholders discharges managing directors and supervisory directors for their duties performed during the preceding financial year by separate agenda item (Amendments IX and X) ("Amendment No. 3"); and



     4.Provide that the authorized capital be increased from Euro 350,000
       (35,000,000 shares) to Euro 800,000 (80,000,000) shares (Amendment I)
       ("Amendment No. 4").



     It is further proposed to authorize each managing director and each supervisory director as well as any and all lawyers and paralegals practising with any law firm appointed by the Management Board including, but not limited to, De Brauw Blackstone Westbroek, to draw up the appropriate notarial deed of amendment and to apply for the required ministerial declaration of no-objection on the draft of the notarial deed referred to, to amend such draft as may appear necessary to obtain such declaration of no-objection or as may be advised by the Ministry of Justice, as well as to execute the notarial deed of amendment of the Articles of Association.



     The purpose of Amendment No. 1 is to simplify the Articles of Association by removing provisions required because we were listed on Euronext Amsterdam N.V. These include references to Euronext Amsterdam N.V., the requirement that we allow shares to be held in bearer form and references to bearer shares in provisions regarding meeting rights, admittance and deposition of documents.



     The purpose of Amendment No. 2 is to authorize the Management Board to establish a record date pursuant to Article 2:119 of the Dutch Civil Code as amended December 15, 1999 (the "Amendment"). Prior to the Amendment, only persons who were shareholders at the time of the shareholders meeting were entitled to vote or attend. Under the Amendment, the general meeting of shareholders can authorize the Management Board for a period of up to five years to establish that, at a certain point in time (a record date) any person who is a shareholder will be entitled to vote or attend the meeting. The ultimate date may not be earlier than the seventh day prior to the day of the meeting. Instead of authorizing the Management Board by resolution at general meetings of shareholders, the Articles of Association can be amended to permit the Management Board to establish a record date. By adopting this amendment, our burden in tabulating votes at general meetings will be eased and the need for the general meeting to consider this matter each year will be eliminated.



     The purpose of Amendment No. 3 is to bring our Articles in compliance with Dutch law. Under Article 29(3) of the Articles of Association, the unconditional adoption of the annual accounts by the general meeting of shareholders constitutes a discharge of the Management Board members for their management and for the Supervisory Board members for their supervision insofar as such management and supervision are apparent from the annual accounts. Pursuant to a recent amendment of the Dutch Civil Code, adoption of the annual accounts may no longer automatically discharge the managing directors or Supervisory Directors and must be granted specifically by the General Meeting as a separate item. In practice, we have regarded this as a separate item already.



     The purpose of Amendment No. 4 is to increase the authorized capital from Euro 350,000 (35,000,000 shares) to Euro 800,000 (80,000,000 shares.) As of
April 2, 2002, there were 21,054,371 shares outstanding. Approximately 2,000,000 shares are reserved for our employee stock plans. We believe that additional shares may be required for our future growth and for acquisitions. The additional shares will provide us with greater flexibility by allowing our Supervisory Board to act quickly with respect to investment or acquisition opportunities without the expense and delay involved in extraordinary meetings of shareholders to authorize additional shares which may be issued in connection with such investment or acquisition. It is noted that the increase of the authorized share capital does not create an obligation to issue shares and that the shares may also be used for other corporate purposes, including issuance in connection with employee stock plans. (For a discussion of the Supervisory Board's authority to issue shares, see Item 8 below and for a discussion of preemptive rights held by shareholders, see Item 9 below.)


     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to amend the Articles of Association as described above and as set forth in Annex A.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF ASSOCIATION AS DESCRIBED ABOVE AND AS

SET FORTH IN ANNEX A, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                                     ITEM 8

                  EXTENSION OF AUTHORITY OF SUPERVISORY BOARD
                       TO ISSUE SHARES UNTIL MAY 10, 2007

     At the Annual Meeting, the shareholders will be asked to resolve on a further extension of the designation of the Supervisory Board to issue and/or grant rights on (including options to subscribe) shares for a five-year period from the date of the Annual Meeting until May 10, 2007. A designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 2001 annual meeting, the shareholders designated the Supervisory Board for a five-year period to issue and/or grant rights on (including options to subscribe) shares. This five-year period will expire on May 10, 2006. (For a discussion of preemptive rights held by shareholders, see Item 9 below.)

     The affirmative vote of a majority of the votes cast at the Annual Meeting, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to extend the authorization of the Supervisory Board to issue and/or to grant rights on (including options to subscribe) shares for a five-year period from the date of the Annual Meeting until May 10, 2007.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE DESIGNATION OF THE SUPERVISORY BOARD TO ISSUE AND/OR GRANT RIGHTS ON (INCLUDING OPTIONS TO SUBSCRIBE) SHARES UNTIL MAY 10, 2007, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 9

            EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO LIMIT OR
                  EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 10, 2007

     Under Dutch law and the Articles of Association, shareholders have a pro rata preemptive right of subscription, inter alia, to any shares issued for cash unless such right is limited or eliminated. Shareholders have no pro rata preemptive subscription right with respect to any shares issued for consideration other than cash or pursuant to certain employee stock plans. If designated for this purpose at the Annual Meeting, the Supervisory Board has the power to limit or eliminate such preemptive rights. A designation may be effective for up to five years and may be renewed on an annual rolling basis in combination with the delegation discussed above under Item 8. At the 2001 Annual Meeting, the shareholders authorized the Supervisory Board for a five-year period to limit or exclude from time to time the preemptive rights of shareholders. This five-year period will expire on May 10, 2006.

     At the Annual Meeting, shareholders will be asked to resolve on a further extension of this designation for a five-year period from the date of the Annual Meeting until May 10, 2007.

     The affirmative vote of a majority of the votes cast at the Annual Meeting, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to resolve on the designation of the Supervisory Board to limit or exclude the preemptive rights of shareholders for a five-year period from the date of the Annual Meeting until May 10, 2007.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE DESIGNATION OF THE SUPERVISORY BOARD TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS OF SHAREHOLDERS UNTIL MAY 10, 2007, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                    ITEM 10


                LEAVE TO THE SUPERVISORY BOARD THE AUTHORITY TO


                   APPOINT OUR INDEPENDENT PUBLIC ACCOUNTANTS



     Arthur Andersen has acted as the Company's (and its predecessors') independent public accountants since 1939. Normally, the Supervisory Board would have asked the Annual Meeting to appoint Arthur Andersen as the Company's independent public accountants for 2002. The Supervisory Board believes that the Andersen partners and team members assigned to us are of the highest quality. However, after reviewing the present circumstances and considering all relevant facts surrounding Arthur Andersen's involvement in the Enron Corporation matter, the Supervisory Board has decided that it would be premature this year to ask the Annual Meeting to appoint Arthur Andersen as our independent public accountants. Under Article 27 of the Articles of Association and Dutch law, the shareholders may leave to the Supervisory Board to appoint this year's independent public accountants by not exercising any appointment rights. The Supervisory Board recommends that the Annual Meeting leave it to the Supervisory Board to appoint our independent public accountants. This will allow the Supervisory Board to continue its review of developing circumstances and allow it to make changes, if necessary, without the delay and costs incumbent in holding an extraordinary shareholder meeting. Representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and respond to appropriate questions. In addition, pursuant to our policy, representatives of Arthur Andersen or any successor auditor, are required to attend all of our Audit Committee meetings. The proposal to leave the appointment to the Supervisory Board this year does not mean we will not propose to the Annual Meeting of 2003 to appoint our independent public accountants.



     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to leave to our Supervisory Board the authority to appoint our independent public accountants.



     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" LEAVING IT TO OUR SUPERVISORY BOARD TO APPOINT OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                             SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the 2003 Annual Meeting of Shareholders must be received at our principal executive offices no later than December 10, 2002, if the proposal is to be considered for inclusion in our proxy statement relating to such meeting, without prejudice to shareholder rights to cause a general meeting of shareholders to be convened under article 34.2 of the Articles of Association.

                                          By Order of the Board of Supervisory
                                          Directors

                                          Gerald M. Glenn
                                          Chairman of the Board of Supervisory
                                          Directors

Amsterdam, The Netherlands

April 9, 2002

ANNEX A


                     UNOFFICIAL TRANSLATION OF THE DEED OF
                    AMENDMENT OF THE ARTICLES OF ASSOCIATION
                       CHICAGO BRIDGE & IRON COMPANY N.V.

     On this day, the ** day of ** two thousand and two appears before me, **, notaris (civil-law notary) practising in Amsterdam: **.


     The person appearing declares that on the tenth day of May two thousand and two the general meeting of shareholders of Chicago Bridge & Iron Company N.V., a limited liability company, with corporate seat in Amsterdam, the Netherlands and address at: 2132 JH Hoofddorp, the Netherlands, Polarisavenue 31, resolved to amend the articles of association of this company and to authorise the person appearing to execute this deed.


     Pursuant to those resolutions the person appearing declares that he / she amends the company's articles of association as follows:


I. ARTICLE 4, INCLUDING THE BOLD PRINTED AND UNDERLINED HEADING, SHALL BE AMENDED and shall read as follows:



CHAPTER III.


CAPITAL AND SHARES. REGISTER


ARTICLE 4. AUTHORIZED CAPITAL.



     1. The authorized share capital amounts to eight hundred thousand euro (EUR 800,000).



     2. The authorized share capital is divided into eighty million (80,000,000) shares of one eurocent (EUR 0.01) each.


     3. All shares are in registered form.

II. ARTICLE 5, PARAGRAPH 1 SHALL BE AMENDED and shall read as follows:

     1. At the discretion of the management board or at the request of a shareholder share certificates may be issued for shares.

III. ARTICLES 5.A. AND 5.B. SHALL LAPSE.

IV. ARTICLES 5.C. AND 5.D. SHALL BE RENUMBERED into articles 5.A. and 5.B. respectively.

V. THE FIRST SENTENCE OF ARTICLE 5.A., PARAGRAPH 1 (NEW) SHALL BE AMENDED and shall read as follows:


     In the event of the loss, theft or destruction of share certificates, the management board can issue duplicates.


VI. THE FIRST AND SECOND PARAGRAPH OF ARTICLE 5.B. (NEW) SHALL BE AMENDED and shall read as follows:


     1. The management board shall keep a register containing the names and addresses of all shareholders.



     2. Every holder of one or more shares and any person having a life interest or a right of pledge over one or more shares shall be obliged to provide the company in writing with their name and address.


VII. THE FIRST SENTENCE OF ARTICLE 10, PARAGRAPH 2 SHALL BE AMENDED and shall read as follows:


     If the transfer concerns a share for which a share certificate has been issued, the corresponding share certificate must be delivered to the company or its duly authorized representative.


VIII. ARTICLE 10, PARAGRAPH 3 SHALL BE AMENDED and shall read as follows:

     1. The provisions of paragraph 2 of this article 10 shall equally apply to the transfer of shares as a consequence of foreclosure of a right of pledge.


IX. ARTICLE 29, PARAGRAPH 3 SHALL LAPSE.

X. ARTICLE 33, PARAGRAPH 2 SHALL BE AMENDED and shall read as follows:



     2. The agenda for such meeting shall set forth, inter alia the following points for discussion:


       a. the annual report;

       b. adoption of the annual accounts;

       c. appropriation of profits;

       d. discharge of supervisory directors and management directors;

       e. filling of any vacancies in the management board and/or supervisory board and if necessary the appointment of the accountants;


       f. other proposals put forward for discussion and announced with due observance of article 35 by the supervisory board, the management board or by shareholders or beneficiaries of a life interest or pledgees to whom the voting rights have been granted, representing, in the aggregate, at least one-tenth of the issued capital.



XI. PARAGRAPHS 1 UP TO AND INCLUDING 8 OF ARTICLE 40 SHALL BE RENUMBERED into paragraphs 4 up to and including 11.



XII. NEW PARAGRAPHS 1 UP TO AND INCLUDING 3 SHALL BE ADDED TO ARTICLE 40 and shall read as follows:



     1. The management board may determine that any person entitled per a certain date, such date to be determined by the management board (hereinafter: the "record date"), to attend the general meeting of shareholders, may attend the general meeting of shareholders if (i) they are as such registered in a register (or one or more parts thereof) designated for that purpose by the management board, and (ii) at the request of the applicant the holder of the register has notified the company in writing prior to the general meeting that such applicant has the intention to attend the general meeting of shareholders, regardless of who will be applicant at the time of the general meeting of shareholders. The notification will state the name and the number of shares for which the applicant is entitled to attend the general meeting. The provision under (ii) on the notification to the company will also apply to a proxy authorized in writing by an applicant.


     2. The record date referred to in paragraph 1 of this article and the date on which the notification of the intention to attend the general meeting of shareholders shall have been given at the latest, referred to in paragraph 1 of this article, cannot be fixed earlier than at a time on the seventh day, and not later than at a time on the third day, prior to the date of the general meeting of shareholders. The convocation of the general meeting of shareholders will include said times, the place of the meeting, the proceedings for registration and/or notification and, if share certificates have been issued, share certificates must be lodged not later than on the date referred to in the convocation of the meeting, at the place referred to in such convocation.

     3. In case the management board does not exercise the power to set a record date as referred to in paragraph 1 of this article, paragraphs 4, 5 and 6 of this article apply.


XIII. THE SECOND AND THIRD SENTENCE OF ARTICLE 40, PARAGRAPH 4 (NEW) SHALL BE AMENDED and shall read as follows:


     "The management board must be notified in writing of the intention to attend the meeting and, if share certificates have been issued, share certificates must be lodged not later than on the date referred to in the notice of the meeting, at the place referred to in such notice. The notice of the intention to attend the meeting must be received by the management board not later than on the date referred to in the notice of the meeting."


XIV. THE LAST SENTENCE OF ARTICLE 40, PARAGRAPH 4 (NEW) SHALL LAPSE.

XV. ARTICLE 40, PARAGRAPHS 5 (NEW), 6 (NEW) AND 7 (NEW) SHALL BE AMENDED and shall read as follows:


     5. The right to take part in the meeting in accordance with paragraph 4 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the management board not later than on the date referred to in the notice of the meeting.


     6. The date referred to in the notice of the meeting, referred to in paragraphs 4 and 5 of this article, cannot be earlier than the seventh day prior to the date of the meeting.



     7. If the voting rights on a share accrue to the beneficiary of a life interest or to a pledgee, instead of to the shareholder, the shareholder is also authorized to attend the general meeting of shareholders and to address the meeting, provided that the management board has been notified of the intention to attend the meeting in accordance with paragraph 1 of this article, and, where share certificates have been issued, the lodging as prescribed by paragraph 4 of this article has taken place. Paragraph 5 of this article applies accordingly.



XVI. THE SECOND SENTENCE OF ARTICLE 42, PARAGRAPH 1 SHALL LAPSE.



XVII. ARTICLE 43, PARAGRAPH 1 SHALL BE AMENDED and shall read as follows:



     1. When a proposal to amend the articles of association or to dissolve the company is to be submitted to the general meeting, such must be mentioned in the notice of the general meeting of shareholders and, if an amendment to the articles of association is to be discussed, a copy of the proposal, setting forth the text of the proposed amendment verbatim, shall at the same time be deposited for inspection at the company's office, and shall be held available for shareholders as well as for beneficiaries of a life interest and pledgees to whom the voting rights on share accrue, free of charge until the end of the meeting.



XVIII. A TRANSITIONAL PROVISION SHALL BE ADDED, that shall read as follows:



ARTICLE 45. TRANSITIONAL PROVISION.



     Each issued bearer share is hereby converted into one (1) registered share. Holders of bearer shares cannot exercise the rights attached to their shares until they have handed in their share certificate(s) to the company and are registered in the register referred to in article 5.B. (new).



     This article shall lapse and shall cease to be effective upon receipt by the company of the share certificate(s) referred to in this article.



     Finally, the person appearing declares that at the time of the execution of this deed the issued share capital of the company amounts to ** euro (EUR **).


     The required ministerial declaration of no-objection was granted on ** two thousand and two, number N.V. **.

     The ministerial declaration of no-objection and a document in evidence of the resolutions, referred to in the head of this deed, are attached to this deed.

     In witness whereof the original of this deed, which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed. Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that [he][she] has taken note of the contents of the deed and agrees with the same, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris, at .

                                                                 GERALD M. GLENN
                                                           Chairman, President &
                                                         Chief Executive Officer

--------------------------------------------------------------------------------
CB&I . 10200 Grogan's Mill Road, Suite 300 . The Woodlands, TX 77380


March 22, 2002


Dear CB&I Shareholders and Investors:

Over the past several months, considerable public attention has been focused on the fallout from the Enron failure. Two issues have emerged from that fallout which have the potential to affect CB&I: (a) concerns about accounting practices, and more broadly the basic integrity of the financial reporting of some U.S. companies, and (b) the role of Arthur Anderson LLP, particularly given the recent federal indictment, and ensuing concerns about Andersen's on-going viability and its ability to continue serving its clients.

Regarding the first issue, I want to assure you that CB&I's financial, accounting and reporting practices are above reproach and that you can rely on their fairness and accuracy. CB&I does not and will not use off balance sheet accounting tactics such as the special purpose entities you have by now heard so much about. In addition, our ethics standards and conflict of interest rules are strictly enforced - no exceptions.

You may be aware that Arthur Andersen has served as the Company's independent public accountants for many years. The Andersen partners and team members who are assigned to cover CB&I are, in our opinion, professionals of the highest caliber. We have been satisfied with their performance over the years, especially as they have helped guide us through our initial public offering and then again with our recent acquisitions. In the absence of the current impact on Andersen from the Enron situation, there would not have been any thought of changing accountants.

Your Audit Committee has always taken its responsibilities very seriously, and in the past few months their focus on this issue has intensified. Extended committee meetings, an additional special meeting and numerous other communications have dealt with all aspects of this subject. As of today, the Andersen team assigned to cover CB&I is intact and functioning, and appears to be fully capable of fulfilling the Company's requirements for at least the near term.

However, while we will continue to maintain prudent vigilance on the developing circumstances of this situation, we have also begun a pragmatic analysis of alternatives. We will be prepared to effect a change in independent public accountants should that step become necessary.

Thank you for your continued support of CB&I.

/s/ GERALD M. GLENN
-------------------

Gerald M. Glenn
Chairman, President & Chief Executive Officer

                       CHICAGO BRIDGE & IRON COMPANY N.V.
                             VOTING INSTRUCTION CARD
 (MUST BE PRESENTED AT THE MEETING OR RECEIVED BY MAIL PRIOR TO THE CLOSE OF BUSINESS ON MAY 3,2002)

        The undersigned registered holder of Shares of New York Registry (each representing one Common Share of EUR 0.01 nominal amount of Chicago Bridge & Iron Company N.V.), hereby appoints The Bank of New York, as New York Transfer Agent and Registrar, through its agent, as the proxy of the undersigned to attend and address the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands on May 10, 2002 and, in general, to exercise all rights the undersigned could exercise in respect of such Common Shares if personally present thereat upon all matters which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Company N.V. represented by Shares of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on April 2, 2002, at such Meeting in respect of the resolutions specified on the reverse side hereof.


NOTE:  1. PLEASE DIRECT YOUR PROXY HOW IT IS TO VOTE BY PLACING AN X IN THE
          APPROPRIATE BOX OPPOSITE THE RESOLUTIONS SPECIFIED ON THE REVERSE SIDE HEREOF.



       2. IF NO INSTRUCTIONS ARE GIVEN ON THIS VOTING INSTRUCTION CARD, THEN
          THE SHARES WILL BE VOTED FOR MESSRS. JENNETT, NEALE, WHITE, BANHAM AND MS. WILLIAMS AND FOR ITEMS 2-10.



       3. THIS VOTING INSTRUCTION CARD IS SOLICITED BY THE SUPERVISORY BOARD OF THE COMPANY.


                                             CHICAGO BRIDGE & IRON COMPANY N.V.
                                             P.O. BOX 11436
                                             NEW YORK, N.Y. 10203-0436


To change your address, please mark this box.   [ ]

To include any comments, please mark this box.  [ ]

PLEASE COMPLETE AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

     The Supervisory Board recommends a vote for members first listed at each position and for items 2-10

  1. To reappoint J. Charles Jennett, Gary L. Neale, William H.               3.   To discharge the members of the Management Board
      White and Marsha C. Williams as members of the                               and the Supervisory Board from liability in
      Supervisory Board to serve until the Annual General                          respect of the exercise of their duties during
      Meeting of Shareholders in 2005, and to appoint                              the fiscal year ended December 31, 2001;
      Anthony P. Banham as a member of the Supervisory
      Board to serve until the Annual General Meeting of 2004,                4.   To approve the distribution from profits for the
      and until their successors shall have been duly appointed;                   year ended December 31, 2001 in the amount of
                                                                                   US$0.24 per share previously paid as interim
                                                                                   dividends;


                                                                              5.   To approve the extension of the authority of the
            First Position:     a) J. Charles Jennett                              Management Board to repurchase up to 30% of the
                                   OR                                              issued share capital of the Company until
                                b) Timothy J.P. Moran                              November 10, 2003;

                                                                              6.   To cancel shares to be acquired by the Company
            Second Position:    c) Gary L. Neale                                   in its own share capital;
                                   OR
                                d) Samuel C. Leventry                         7.   To amend the articles of association to reflect
                                                                                   changes in dutch law and the Company's delisting
            Third Position:     e) William H. White                                from the Euronext Amsterdam N.V. and to increase
                                   OR                                              the number of authorized shares;
                                f) James M. Tidwell
                                                                              8.   To approve the extension of the authority of the
            Fourth Position:    g) Marsha C. Williams                              Supervisory Board to issue and/or grant rights on
                                   OR                                              (including options to subscribe) shares of the
                                h) David P. Bordages                               Company until May 10, 2007;

                                                                              9.   To approve the extension of the authority of the
            Fifth Position:     i) Anthony P. Banham                               Supervisory Board to limit or exclude the
                                   OR                                              preemptive rights of the shareholders of the
                                j) Thomas R. Denison                               Company until May 10, 2007; and

                                                                             10.   To leave to the Supervisory Board to appoint
  2.   To authorize the preparation of the annual accounts and                     the Company's independent public accountants.
       the annual report in the English language and to adopt
       the Dutch Statutory Annual Accounts of the Company for
       the fiscal year ended December 31, 2001;

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                                                 \/ DETACH PROXY CARD HERE \/




[  ] Mark, Sign, Date and Return                [ X ]
     the Proxy Card Promptly           Votes must be indicated
     Using the Enclosed Envelope.      (x) in Black or Blue ink.

                                                     WITHHOLD
                                                     AUTHORITY
                   FOR                          FOR     FOR                FOR    AGAINST  ABSTAIN            FOR   AGAINST  ABSTAIN
1.

a) Jennett         [ ]      or b) Moran         [ ]     [ ]        2.       [ ]     [ ]      [ ]        7.     [ ]     [ ]     [ ]

c) Neale           [ ]      or d) Leventry      [ ]     [ ]        3.       [ ]     [ ]      [ ]        8.     [ ]     [ ]     [ ]

e) White           [ ]      or f) Tidwell       [ ]     [ ]        4.       [ ]     [ ]      [ ]        9.     [ ]     [ ]     [ ]

g) Williams        [ ]      or h) Bordages      [ ]     [ ]        5.       [ ]     [ ]      [ ]       10.     [ ]     [ ]     [ ]

i) Banham          [ ]      or j) Denison       [ ]     [ ]        6.       [ ]     [ ]      [ ]

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                                                                                                     SCAN LINE
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                                                                                  The Voting Instruction must be signed by the
                                                                                  person in whose name the relevant Receipt is
                                                                                  registered on the books of the Depositary. In
                                                                                  the case of a Corporation, the Voting
                                                                                  Instruction must be executed by a duly
                                                                                  authorized Officer or Attorney.

                                                                                Date    Share Owner sign here    Co-Owner sign here
                                                                                ---------------------------------------------------
                                                                                |      |                       |                  |
                                                                                ---------------------------------------------------


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